Exhibit 99.2

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April  2007
1ST Quarter 2007
Earnings Webcast

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#2 / April  2007
Safe Harbor Regarding
Forward Looking Statements
This presentation contains forward-looking information concerning future events and information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Actual results, including but not limited to, National Penn Bancshares’ business and operations, could differ materially.  Such differences may be due to, but are not limited to, deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; potential difficulties in establishing and maintaining operations in new markets; technological changes and developments: and other risks and uncertainties discussed in National Penn’s reports filed from time to time with the Securities and Exchange Commission, which are incorporated herein by reference.  National Penn cautions you not to place undue reliance on these statements.  National Penn undertakes no obligation to publicly release or update any of these statements.

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#3 / April  2007
Overview
at 3/31/07
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Assets            $ 5.52 Billion
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Deposits        $ 3.73 Billion
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Loans              $ 3.68 Billion
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Equity             $ 549.8 Million

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#4 / April  2007
                                  3/31/2007           3/31/2006*
Net Income           $ 15.48 million    $ 15.03 million     + 3.0%
Diluted EPS            $ 0.32                   $ 0.32                         -
Cash Dividends     $ 0.1675              $ 0.1602               + 4.6%
ROE                           11.61%                13.00%
ROA                            1.15%                 1.24%
*Per share information adjusted for a
3% stock dividend paid September 30, 2006.
Financial Highlights
1Q2007

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#5 / April  2007
Reconciliation Table for Non-GAAP Financial Measure 3/31/07		3/31/06
Return on average shareholders' equity	11.6%	13.0%
Effect of goodwill and intangibles	12.8%	12.4%
Return on average tangible equity	24.4%	25.4%
Average tangible equity excludes acquisition related average goodwill and intangibles:
Average shareholders' equity	$540,823	$468,943
Average goodwill and intangibles	(283,350)	(229,228)
Average tangible equity	$257,473	$239,715
Financial Highlights
1Q2007